Exhibit 10.5

LIMITED SUPPORT AGREEMENT

This Limited Support Agreement (this “Agreement”) is entered into as of September 1, 2010, between AMERICA FIRST TAX EXEMPT INVESTORS, L.P. (the “Agreement Provider”) and FEDERAL HOME LOAN MORTGAGE CORPORATION and/or any subsequent obligee under the Reimbursement Agreement hereinafter defined (the “Lender”).

RECITALS

A.
ATAX TEBS I, LLC (the “Sponsor”), an Affiliate of the Agreement Provider, was the owner of certain tax-exempt multifamily housing revenue bonds (the “Bonds” as specified in further detail in the Reimbursement Agreement referenced below), that it absolutely assigned and transferred to Lender, as Administrator pursuant to a Series Certificate Agreement with respect to the Bonds, dated as of the date hereof (together with the Standard Terms attached thereto, collectively, the “Series Certificate Agreement”).  Pursuant to the Series Certificate Agreement, Lender has agreed to provide credit enhancement with respect to the Bonds and related Certificates issued thereunder and to provide liquidity support for the Class A Certificates issued thereunder.

B.
The Lender has conditioned its credit enhancement and liquidity support upon the execution and delivery by the Sponsor of a Bond Exchange, Reimbursement, Pledge and Security Agreement dated as of the date hereof with the Lender (the “Reimbursement Agreement”), and the execution and delivery by the Agreement Provider of this Agreement.

NOW, THEREFORE, in order to induce Lender to provide credit enhancement and liquidity support, and in consideration of the Recitals, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agreement Provider and Lender hereby agree as follows:

1.	“Obligations” and other capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Reimbursement Agreement.

2.
Agreement Provider hereby absolutely, unconditionally and irrevocably guarantees to Lender the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, and the full and prompt performance when due, of all of the following:

(a)	A portion of the Obligations equal to zero percent (0%) of the original principal balance of the Obligations (the “Base Support”).

(b)	In addition to the Base Support, all other amounts for which Sponsor is personally liable under Section 9.11(b) of the Reimbursement Agreement.

(c)	The payment and performance of all of Sponsor’s obligations under Section 2.4 and 5.1 of the Reimbursement Agreement.

(d)	All costs and expenses, including reasonable fees and out of pocket expenses of attorneys and expert witnesses, incurred by Lender in enforcing its rights under this Agreement.

For purposes of determining Agreement Provider’s liability under this Agreement, all payments made by the Sponsor with respect to the Obligations and all amounts received by Lender from the enforcement of its rights under the Reimbursement Agreement shall be applied first to the portion of the Obligations for which neither the Sponsor nor the Agreement Provider has personal liability.

3.
The obligations of Agreement Provider under this Agreement shall survive any foreclosure proceeding, any foreclosure sale and any release of record of the collateral securing the Reimbursement Agreement.

4.	Agreement Provider’s obligations under this Agreement constitute an unconditional guaranty of payment and performance and not merely a guaranty of collection.

5.
The obligations of Agreement Provider under this Agreement shall be performed without demand by Lender and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of the Reimbursement Agreement or any Sponsor Document, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor.  Agreement Provider hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and agrees that Agreement Provider’s obligations shall not be affected by any circumstances, whether or not referred to in this Agreement, which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor.  Agreement Provider hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to a guarantor, a surety, a borrower or a mortgagor and any other rights of a surety, a guarantor, a borrower or a mortgagor thereunder.  Without limiting the generality of the foregoing, Agreement Provider hereby waives, to the fullest extent permitted by law, diligence in collecting the Obligations, presentment, demand for payment, protest, all notices with respect to the Reimbursement Agreement and this Agreement which may be required by statute, rule of law or otherwise to preserve Lender’s rights against Agreement Provider under this Agreement, including, but not limited to, notice of acceptance, notice of any amendment of the Sponsor Documents, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by Sponsor of any obligation or indebtedness.  Agreement Provider also waives, to the fullest extent permitted by law, all rights to require Lender to (a) proceed against Sponsor or any other guarantor of Sponsor’s payment or performance with respect to the Obligations (an “Other Guarantor”) (b) if Sponsor or any Other Guarantor is a partnership, proceed against any general partner of Sponsor or the Other Guarantor, or (c) proceed against or exhaust any collateral held by Lender to secure the repayment of the Obligations.  Agreement Provider further waives, to the fullest extent permitted by applicable law, any right to revoke this Agreement as to any future advances by Lender under the Reimbursement Agreement to protect Lender’s interest in the UCC Collateral securing the Reimbursement Agreement.

6.
At any time or from time to time and any number of times, without notice to Agreement Provider and without affecting the liability of Agreement Provider, (a) the time for payment of the Obligations may be extended or the Obligations may be renewed in whole or in part; (b) the time for Sponsor’s performance of or compliance with any covenant or agreement contained in the Reimbursement Agreement or any other Sponsor Document, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived; (c) the maturity of the Obligations may be accelerated as provided in the Reimbursement Agreement or any other Sponsor Document; (d) the Reimbursement Agreement, and the security instrument or any other loan document evidencing or securing the obligations of Owners (as defined in the Reimbursement Agreement) may be modified or amended by Lender and Sponsor in any respect, including, but not limited to, an increase in the principal amount; and (e) any security for the Obligations may be modified, exchanged, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Obligations.

7.
Lender, in its sole and absolute discretion, may (a) bring suit against Agreement Provider, or any one or more of the persons constituting Agreement Provider, and any Other Guarantor, jointly and severally, or against any one or more of them; (b) compromise or settle with any one or more of the persons constituting Agreement Provider for such consideration as Lender may deem proper; (c) release one or more of the persons constituting Agreement Provider, or any Other Guarantor, from liability; and (d) otherwise deal with Agreement Provider and any Other Guarantor, or any one or more of them, in any manner, and no such action shall impair the rights of Lender to collect from Agreement Provider any amount guaranteed by Agreement Provider under this Agreement.  Nothing contained in this paragraph shall in any way affect or impair the rights or obligations of Agreement Provider with respect to any Other Guarantor.

8.
Any indebtedness of Sponsor held by Agreement Provider now or in the future is and shall be subordinated to the Obligations and any such indebtedness of Sponsor shall be collected, enforced and received by Agreement Provider, as trustee for Lender, but without reducing or affecting in any manner the liability of Agreement Provider under the other provisions of this Agreement.

9.
Agreement Provider shall have no right of, and hereby waives any claim for, subrogation or reimbursement against Sponsor or any general member of Sponsor by reason of any payment by Agreement Provider under this Agreement, whether such right or claim arises at law or in equity or under any contract or statute, until the Obligations has been paid in full and there has expired the maximum possible period thereafter during which any payment made by Sponsor to Lender with respect to the Obligations could be deemed a preference under the United States Bankruptcy Code.

10.
If any payment by Sponsor is held to constitute a preference under any applicable bankruptcy, insolvency, or similar laws, or if for any other reason Lender is required to refund any sums to Sponsor, such refund shall not constitute a release of any liability of Agreement Provider under this Agreement.  It is the intention of Lender and Agreement Provider that Agreement Provider’s obligations under this Agreement shall not be discharged except by Agreement Provider’s performance of such obligations and then only to the extent of such performance.

11.
Agreement Provider shall from time to time, upon request by Lender, deliver to Lender such financial statements as Lender may reasonably require but not more frequently than once each year.  As a condition to Agreement Provider’s delivery of its financial information, Lender agrees that such information is confidential information, shall not be used for any purpose other than evaluating compliance by the Agreement Provider with this Agreement, and shall be disclosed only to those employees, directors, officers and agents of Lender who need to know such information for purposes of performing or enforcing Lender’s obligations and rights under this Agreement and who are advised of the need to maintain the confidentiality of such information.  Lender shall not otherwise use or disclose Agreement Provider’s financial information without Agreement Provider’s prior written consent.  The restrictions on use and disclosure set forth above shall not apply when and to the extent that the information received by Lender (a) is or becomes generally available to the public through no fault of Lender (or anyone acting on its behalf); (b) was previously known by Freddie Mac free of any obligation to keep it confidential; (c) is subsequently disclosed to Freddie Mac by a third party who may rightfully transfer and disclose such information without restriction and free of any obligation to keep it confidential; or (d) is required to be disclosed by Freddie Mac by applicable law.

12.
Lender agrees that it may assign its rights under this Agreement in whole or in part solely in the event an “Event of Default” exists under the Reimbursement Agreement.  Upon any such assignment pursuant to this Section 12, all the terms and provisions of this Agreement shall inure to the benefit of such assignee to the extent so assigned.  Lender agrees to notify Agreement Provider of any such assignment.  The terms used to designate any of the parties herein shall be deemed to include the heirs, legal representatives, successors and assigns of such parties; and the term “Lender” shall include, in addition to Lender, any lawful owner, holder or pledgee of the Reimbursement Agreement.  Reference herein to “person” or “persons” shall be deemed to include individuals and entities.

13.
This Agreement and the other Sponsor Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements. There are no unwritten oral agreements between the parties.  All prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Agreement and the other Sponsor Documents.  Agreement Provider acknowledges that Agreement Provider has received copies of the Reimbursement Agreement and all other Sponsor Documents.  Neither this Agreement nor any of its provisions may be waived, modified, amended, discharged, or terminated except by an agreement in writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that agreement.

14.
This Agreement shall be construed, and the rights and obligations of Agreement Provider hereunder determined, in accordance with federal statutory or common law (“federal law”).  Insofar as there may be no applicable rule or precedent under federal law and insofar as to do so would not frustrate the purposes of any provision of this Agreement, the local law of the State of New York shall be deemed reflective of federal law.  The parties agree that any legal actions among the Agreement Provider and the Lender regarding each party hereunder shall be originated in the United States District Court in and for the Eastern District of Virginia, and the parties hereby consent to the exclusive jurisdiction and venue of said Court in connection with any action or proceeding initiated concerning this Agreement.  Agreement Provider irrevocably consents to service, jurisdiction, and venue of such court for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

15.
AGREEMENT PROVIDER AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS AGREEMENT PROVIDER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

16.
As of the date of this Agreement, the Agreement Provider represents and warrants to the Lender that each Agreement Provider has (i) a Net Worth equal to at least $2,000,000 and (ii) Liquidity equal to at least $200,000.  During the term of this Agreement, each Agreement Provider shall at all times maintain a Net Worth and Liquidity of no less than the foregoing.  The following terms shall have the respective meanings set forth below for purposes of this Section 16:

(a)	“Liquidity” means, at any date, the Agreement Provider’s unrestricted cash and cash equivalents.

(b)
“Net Worth” means, at any date, the Tangible Assets of a Person which (after deducting depreciation, obsolescence, amortization, and any valuation or other reserves on account of upward revaluation of assets and without reduction for any unamortized debt discount or expense) would be shown, in accordance with generally accepted accounting principles, on its balance sheet, minus liabilities (other than capital stock and surplus but including all reserves for contingencies and other potential liabilities) which would be shown, in accordance with generally accepted accounting principles, on such balance sheet.

(c)
“Person” means any individual, partnership, corporation, association, joint venture, trust (including any beneficiary thereof) or unincorporated organization, and a government or agency or political subdivision thereof.

(d)
“Tangible Assets” means total assets except: (i) that portion of deferred assets and prepaid expenses (other than prepaid insurance, prepaid rent and prepaid taxes) which do not mature or, in accordance with generally accepted accounting principles, are not amortizable within one year from the date of calculation, and (ii) trademarks, trade names, good will, and other similar intangibles.

17.
During the term of the Reimbursement Agreement, the Agreement Provider agrees (a) to maintain its existence as a limited partnership under the laws of the State of Delaware, (b) that it will not dissolve or otherwise dispose of all or substantially all of its assets, and will not consolidate with or merge into any Person or permit any Person to consolidate with or merge into it and (c) that it will make subordinate loans to Owners solely in accordance with Section 3.25 of the Reimbursement Agreement.

18.	This Agreement may be simultaneously executed in multiple counterparts, all of which shall constitute one and the same instrument and each of which shall be, and shall be deemed to be, an original.

[Signatures follow]

IN WITNESS WHEREOF, Agreement Provider and Lender have signed and delivered this Agreement or have caused this Agreement to be signed by their duly authorized representatives.

AMERICA FIRST TAX EXEMPT INVESTORS, L.P.

By:	AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO, a Delaware limited partnership
Its:	General Partner

By:	THE BURLINGTON CAPITAL GROUP LLC, a Delaware limited liability company
Its:	General Partner

By:                                                         /s/ Michael J. Draper
Michael J. Draper
Chief Financial Officer

[Signature Page to America First TEBS limited support agreement]

LENDER:

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:             /s/ Clayton A. Davis
Clayton A. Davis
Director, Multifamily Structured and
Affordable Executions

[Signature Page to America First TEBS limited support agreement]